Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FIRST QUARTER 2009 RESULTS

Revenues Grew by 22.1% and Customers Increased by 20.9% Over Prior Year

ATLANTA (April 30, 2009) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the first quarter ended March 31, 2009.

Recent financial and operating highlights include the following:

•	Strong first quarter revenue growth with revenues of $98.3 million, up 22.1% over the first quarter of 2008;

•	Total adjusted EBITDA of $15.0 million during the first quarter of 2009, an increase of 3.4% from the first quarter of 2008 (see page 9 for reconciliation to net income);

•	Net income of $0.1 million in the first quarter of 2009 compared with $1.0 million in the first quarter of 2008;

•	Total customers in Cbeyond’s twelve operating markets of 44,342, reflecting net customer additions of 1,879 in the first quarter of 2009;

•	Average monthly revenue per customer location (ARPU) of $755 during the first quarter of 2009, compared to $754 in the fourth quarter of 2008 and $748 in the first quarter of 2008; and

•	Monthly customer churn of 1.5% in the first quarter of 2009 as compared to 1.4% in the fourth quarter of 2008.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months ended March 31, 2008 and 2009, include the following:

	For the Three Months Ended March 31,
	2008	2009	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$80,493	$98,260	$17,767	22.1%
Operating expenses	$78,774	$98,869	$20,095	25.5%
Operating income (loss)	$1,719	$(609)	$(2,328)	(135.4)%
Net income	$1,003	$59	$(944)	(94.1)%
Capital expenditures	$15,554	$17,316	$1,762	11.3%

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	36,674	44,342	7,668	20.9%
Net customer additions	1,633	1,879	246	15.1%
Average monthly churn rate	1.3%	1.5%	0.2%	15.4%
Average monthly revenue per customer location	$748	$755	$7	0.9%
Adjusted EBITDA (in thousands)	$14,488	$14,984	$496	3.4%

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CBEY Reports First Quarter 2009 Results

April 30, 2009

Management Comments

“Cbeyond’s consistent growth in sales and customer installs in the quarter was a continuing source of encouragement to us, especially in light of the difficult economic backdrop,” said Jim Geiger, chief executive officer of Cbeyond. “Gross customer additions were 6% higher than our previous highest quarter, confirming the differentiation and value that customers perceive in Cbeyond’s service package versus more limited competitive offerings. Furthermore, our applications used per customer grew to 7.1, a key metric that we believe to be well above the number available to customers from other service providers. We believe that our solid start to customer additions in the first quarter puts us on track to achieve our financial and operating goals for the year.”

Geiger added, “We also reached significant milestones in some of our newer markets. During the first quarter, our San Diego market became self-supporting with its first quarter of free cash flow, defined as Adjusted EBITDA less market-level capital expenditures. Our Miami and Minneapolis markets made progress by passing through what we believe to be the trough points for Adjusted EBITDA. From here on out, we anticipate that these markets will consume less cash and eventually become cash flow positive. Lastly, I am pleased to note that we launched our new market serving the Greater Washington D.C. Area in the first quarter, and the initial signs there are very encouraging.”

First Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $98.3 million for the first quarter of 2009, an increase of 22.1% from the first quarter of 2008. The sequential increase in revenue for the first quarter of 2009 was $4.4 million, as compared to a sequential increase of $3.6 million for the fourth quarter of 2008. Revenues in the first quarter of 2009 included a $0.6 million positive adjustment relating to customer promotional liabilities recorded in prior periods. These promotional obligations were recorded at their maximum amount in prior periods due to the lack of sufficient historical experience required under U.S. generally accepted accounting principles (GAAP) to estimate the amounts that would ultimately be claimed by customers.

ARPU, or average monthly revenue per customer location, was $755 in the first quarter of 2009, as compared to $748 in the first quarter of 2008 and $754 in the fourth quarter of 2008.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 67.6% in the first quarter of 2009 as compared with 67.6% in the fourth quarter of 2008 and 68.9% in the first quarter of 2008. Gross margin decreased as compared to the first quarter of 2008 due to lower access cost recoveries, which were generally at a lower level than in prior years, as well as the continuing growth in the sale of mobile handsets and services.

Operating Income (Loss), Adjusted EBITDA and Net Income

Cbeyond reported an operating loss of ($0.6) million in the first quarter of 2009 compared with operating income of $1.7 million in the first quarter of 2008. Total adjusted EBITDA for the first quarter of 2009 was $15.0 million, as compared to total adjusted EBITDA of $14.5 million in the first quarter of 2008. Total adjusted EBITDA for the first quarter of 2009 included $4.8 million of planned negative adjusted EBITDA from five early stage markets, while negative adjusted EBITDA for the first quarter of 2008 totaled $4.1 million from four early stage markets. Total adjusted EBITDA would have been significantly higher without the impact of negative results from these early stage markets, which were entered to drive longer term growth in the business (see Selected Quarterly Financial Data and Operating Metrics, pages 7-8). Cbeyond reported net income of $0.1 million for the first quarter of 2009 as compared to $1.0 million for the first quarter of 2008.

Cash and Cash Equivalents

Cash and cash equivalents, which are primarily invested in funds holding only U.S. Treasury securities, amounted to $31.3 million at the end of the first quarter of 2009, as compared to $37.0 million at the end of the fourth quarter of 2008. The decrease in cash and cash equivalents was anticipated and related to a number of factors, including the payment of outstanding 2008 bonuses and commissions and payments for significant purchases of capital expenditures recorded in the fourth quarter of 2008 but not paid until the current quarter.

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CBEY Reports First Quarter 2009 Results

April 30, 2009

Capital Expenditures

Capital expenditures were $17.3 million during the first quarter of 2009, compared to $22.4 million in the fourth quarter of 2008 and $15.6 million in the first quarter of 2008. Capital expenditures in the first quarter of 2009 decreased from the fourth quarter of 2008 due to heavier expenditures in the prior quarter relating to ongoing data center expansion to support customer growth and the cost of development and integration relating to our operating support systems.

Business Outlook for 2009

Cbeyond provides the following annual guidance for 2009:

	Current Guidance	Prior Guidance
Revenues	$420 million to $430 million	$420 million to $440 million
Adjusted EBITDA	$62 million to $70 million	$62 million to $70 million
Capital expenditures	$65 million to $70 million	$65 million to $70 million

As a result of its evaluation of key factors underlying revenue trends in the first quarter of 2009, such as customer additions, ARPU, and the customer churn rate, Cbeyond determined to narrow the range of revenue guidance. Based on its analysis of first quarter results, Cbeyond does not believe that any changes to guidance for adjusted EBITDA or capital expenditures are warranted. Guidance for 2009 assumes a continued challenging economy that will likely cause customer churn rates to differ from historical experience. Despite the economic environment, sales volumes are expected to continue to increase due to the increasing number of personnel selling as new markets are launched; however, higher levels of sales productivity are not assumed. The guidance also assumes that the launch of the 13th market, Seattle, will occur later in 2009.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, April 30, 2009, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 795-3646 (for domestic U.S. callers) and (719) 325-4773 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading IP-based managed services provider that delivers integrated packages of communications and IT services to more than 44,000 small businesses throughout the United States. Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including the resulting inability of certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect

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CBEY Reports First Quarter 2009 Results

April 30, 2009

the Company's effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the "Risk Factors" in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepting accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports First Quarter 2009 Results

April 30, 2009

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2008	2009
Revenue:
Customer revenue	$78,738	$96,472
Terminating access revenue	1,755	1,788

Total revenue	80,493	98,260

Operating expenses:
Cost of revenue	25,038	31,879
Selling, general and administrative	43,982	55,461
Depreciation and amortization (1)	9,754	11,529

Total operating expenses	78,774	98,869

Operating income (loss)	1,719	(609)

Other income (expense):
Interest income	380	18
Interest expense	(56)	(89)
Other income (expense), net	—	(2)

Total other income (expense)	324	(73)

Income (loss) before income taxes	2,043	(682)

Income tax (expense) benefit	(1,040)	741

Net income	$1,003	$59

Earnings per common share
Basic	$0.04	$—
Diluted	$0.03	$—

Weighted average number of common shares outstanding
Basic	28,228	28,453
Diluted	29,849	29,725

(1)	To conform to the current year presentation, amounts previously recognized separately as loss on disposal of property and equipment have been reclassified to depreciation and amortization.

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CBEY Reports First Quarter 2009 Results

April 30, 2009

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2008	March 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$36,975	$31,312
Accounts receivable, gross	28,759	29,643
Less: Allowance for doubtful accounts	(2,374)	(2,300)

Accounts receivable, net	26,385	27,343
Other assets	13,470	12,960

Total current assets	76,830	71,615

Property and equipment, gross	299,738	315,969
Less: Accumulated depreciation and amortization	(173,052)	(183,600)

Property and equipment, net	126,686	132,369
Other assets	8,971	9,926

Total assets	$212,487	$213,910

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,796	$13,054
Other accrued liabilities	48,353	44,282

Total current liabilities	59,149	57,336

Non-current liabilities	9,803	10,161
Stockholders’ equity
Common stock	284	285
Additional paid-in capital	266,053	268,871
Accumulated deficit	(122,802)	(122,743)

Total stockholders’ equity	143,535	146,413

Total liabilities and stockholders’ equity	$212,487	$213,910

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CBEY Reports First Quarter 2009 Results

April 30, 2009

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2008	Jun. 30 2008	Sept. 30 2008	Dec. 31 2008	Mar. 31 2009
Revenues
Atlanta	$19,412	$20,088	$20,641	$20,918	$21,107
Dallas	16,607	17,097	17,733	18,064	18,446
Denver	17,155	17,596	17,999	17,957	18,178
Houston	11,069	11,587	11,963	12,224	12,344
Chicago	8,406	8,957	9,410	9,594	9,653
Los Angeles	4,945	5,503	6,250	6,971	7,920
San Diego	1,796	2,363	3,030	3,539	4,084
Detroit	851	1,194	1,567	1,860	2,054
San Francisco Bay Area	239	558	1,045	1,530	2,380
Miami	13	138	407	838	1,432
Minneapolis	—	11	198	377	645
Greater Washington, D.C. Area	—	—	—	—	17

Total revenues	$80,493	$85,092	$90,243	$93,872	$98,260

Adjusted EBITDA
Atlanta	$11,221	$10,865	$11,659	$11,347	$11,559
Dallas	8,353	8,482	10,367	9,149	9,281
Denver	9,085	9,652	9,508	9,488	9,614
Houston	5,245	5,540	6,304	5,759	5,847
Chicago	2,690	3,033	3,229	3,793	3,788
Los Angeles	950	1,141	1,346	1,286	1,640
San Diego	(938)	(513)	(162)	143	631
Detroit	(1,154)	(1,142)	(812)	(472)	(376)
San Francisco Bay Area	(1,219)	(1,516)	(1,323)	(1,322)	(839)
Miami	(781)	(1,163)	(1,425)	(1,530)	(1,501)
Minneapolis	(66)	(877)	(1,115)	(1,124)	(1,008)
Greater Washington, D.C. Area	—	(37)	(88)	(469)	(1,019)
Seattle	—	—	—	(11)	(10)
Corporate	(18,898)	(19,802)	(20,587)	(20,529)	(22,623)

Total adjusted EBITDA	$14,488	$13,663	$16,901	$15,508	$14,984

Adjusted EBITDA margin (market-level)
Atlanta	57.8%	54.1%	56.5%	54.2%	54.8%
Dallas	50.3%	49.6%	58.5%	50.6%	50.3%
Denver	53.0%	54.9%	52.8%	52.8%	52.9%
Houston	47.4%	47.8%	52.7%	47.1%	47.4%
Chicago	32.0%	33.9%	34.3%	39.5%	39.2%
Los Angeles	19.2%	20.7%	21.5%	18.4%	20.7%
San Diego	(52.2)%	(21.7)%	(5.3)%	4.0%	15.5%
Detroit	(135.6)%	(95.6)%	(51.8)%	(25.4)%	(18.3)%
San Francisco Bay Area	N/M	N/M	(126.6)%	(86.4)%	(35.3)%
Miami	N/M	N/M	N/M	(182.6)%	(104.8)%
Minneapolis	N/M	N/M	N/M	N/M	(156.3)%
Greater Washington, D.C. Area	N/M	N/M	N/M	N/M	N/M
Seattle	N/M	N/M	N/M	N/M	N/M

Adjusted EBITDA margin (as % of total revenue)
Corporate	(23.5)%	(23.3)%	(22.8)%	(21.9)%	(23.0)%
Total	18.0%	16.1%	18.7%	16.5%	15.2%

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CBEY Reports First Quarter 2009 Results

April 30, 2009

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2008	Jun. 30 2008	Sept. 30 2008	Dec. 31 2008	Mar. 31 2009
Operating income (loss)
Atlanta	$10,142	$9,848	$10,782	$10,291	$10,515
Dallas	7,343	7,564	9,434	8,230	8,392
Denver	8,199	8,835	8,644	8,661	8,840
Houston	4,282	4,666	5,425	4,933	5,084
Chicago	1,852	2,280	2,379	2,976	2,977
Los Angeles	400	575	737	622	935
San Diego	(1,158)	(795)	(497)	(241)	231
Detroit	(1,427)	(1,366)	(1,121)	(781)	(717)
San Francisco Bay Area	(1,403)	(1,743)	(1,612)	(1,630)	(1,181)
Miami	(810)	(1,298)	(1,618)	(1,751)	(1,750)
Minneapolis	(71)	(890)	(1,276)	(1,288)	(1,187)
Greater Washington, D.C. Area	—	(37)	(90)	(477)	(1,075)
Seattle	—	—	—	(11)	(30)
Corporate	(25,630)	(26,893)	(28,339)	(28,679)	(31,643)

Total operating income (loss)	$1,719	$746	$2,848	$855	$(609)

Capital expenditures
Atlanta	$677	$1,160	$1,272	$2,178	$1,024
Dallas	683	925	586	643	855
Denver	959	886	631	1,756	904
Houston	778	649	280	715	1,038
Chicago	580	908	437	474	359
Los Angeles	785	502	429	922	1,800
San Diego	710	690	364	717	575
Detroit	832	533	264	485	285
San Francisco Bay Area	1,146	672	330	596	629
Miami	1,977	594	627	455	607
Minneapolis	1,098	1,037	309	261	268
Greater Washington, D.C. Area	78	570	1,878	1,645	191
Seattle	—	1	131	397	164
Corporate	5,251	9,067	6,297	11,113	8,617

Total capital expenditures	$15,554	$18,194	$13,835	$22,357	$17,316

Other Operating Data
Customers (at period end)	36,674	38,576	40,569	42,463	44,342
Net customer additions	1,633	1,902	1,993	1,894	1,879
Average monthly churn rate (1)	1.3%	1.3%	1.3%	1.4%	1.5%
Average monthly revenue per customer location (2)	$748	$754	$760	$754	$755

(1)	Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on our network at the beginning of that month.
(2)	Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

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CBEY Reports First Quarter 2009 Results

April 30, 2009

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Mar. 31 2008	Jun. 30 2008	Sept. 30 2008	Dec. 31 2008	Mar. 31 2009
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$14,488	$13,663	$16,901	$15,508	$14,984
Depreciation and amortization	(9,754)	(10,119)	(10,591)	(11,041)	(11,529)
Non-cash share-based compensation	(3,015)	(2,798)	(3,462)	(3,612)	(4,064)
Interest income	380	218	197	51	18
Interest expense	(56)	(87)	(25)	(56)	(89)
Other income (expense), net	—	—	—	—	(2)
Income tax (expense) benefit	(1,040)	(381)	(1,356)	(317)	741

Net income	$1,003	$496	$1,664	$533	$59

	Three Months Ended March 31,
	2008	2009
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$14,488	$14,984
Depreciation and amortization	(9,754)	(11,529)
Non-cash share-based compensation	(3,015)	(4,064)
Interest income	380	18
Interest expense	(56)	(89)
Other income (expense), net	—	(2)
Income tax (expense) benefit	(1,040)	741

Net income	$1,003	$59

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